UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2025

M3-Brigade Acquisition V Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands

(State or other jurisdiction of incorporation)

001-42171	98-1781141
(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, 19th Floor, New York, New York 10019

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 202-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	MBAVU	The Nasdaq Stock Market LLC
Class A ordinary share, par value $0.0001 per share	MBAV	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	MBAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2025, M3-Brigade Acquisition V Corp. (the “Company”) issued a promissory note (the “Note”) to M17 Sponsor, LLC (the “Sponsor”), the Company’s sponsor, pursuant to which the Company can borrow up to an aggregate principal amount of $2,500,000 from the Sponsor. On June 18, 2025, the Company borrowed $500,000 under the Note. The proceeds of the Note will be used to provide the Company with general working capital.

The Note bears no interest and is payable in full upon the consummation of the Company’s initial business combination (the “Maturity Date”). A failure to pay the principal on the Maturity Date shall be deemed an event of default, in which case the Note may be accelerated. If the Company does not consummate an initial business combination, the Note will be repaid solely to the extent the Company has funds available outside its trust account established in connection with the Company’s initial public offering.

The description of the Note does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Note, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 13, 2025, the board of directors (the “Board”) of the Company approved an increase to the number of directors on the Board from five (5) to seven (7) directors (the “Board Increase”).

Effective June 13, 2025, in connection with the Board Increase, the Board appointed (i) Paul W. Kopsky, Jr. as a Class III member of the Board, with an initial term expiring at the Company’s third annual general meeting of shareholders and (ii) Franklin Tsung as a Class II member of the Board, with an initial term expiring at the Company’s second annual general meeting of shareholders.

Concurrent with his appointment to the Board as a Class III director, the Board appointed Mr. Kopsky to its Audit Committee. Mr. Kopsky will serve as the Audit Committee’s chair and qualifies as an “audit committee financial expert” under applicable Securities and Exchange Commission rules.

The Board has determined that each of Messrs. Kopsky and Tsung is independent under applicable Nasdaq listing rules. No family relationships exist between any of Messrs. Kopsky and Tsung and any of the Company’s directors or executive officers. There are no arrangements or understandings between any of Messrs. Kopsky and Tsung and any other person pursuant to which Messrs. Kopsky and Tsung were selected as directors, nor are there any transactions to which the Company is or was a participant and in which any of Messrs. Kopsky and Tsung had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K other than the Indemnity Agreements (as defined below).

Effective on June 13, 2025, in connection with their appointments to the Board, each of Messrs. Kopsky and Tsung entered into an indemnity agreement (the “Indemnity Agreements”) with the Company in the form previously filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-279951).

The description of the Indemnity Agreements does not purport to be complete and is subject to, and qualified in their entirety by reference to, the form of Indemnity Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Promissory Note dated June 16, 2025.
10.2	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1/A (file No. 333-279951), filed with the Securities and Exchange Commission on June 21, 2024).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M3-Brigade Acquisition V Corp.

Date: June 18, 2025	By:	/s/ Robert Rivas Collins
		Name:	Robert Rivas Collins
		Title:	Chief Executive Officer

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